EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of NovaStar Financial, Inc. (the “Company”) on Form S-8 of our report dated March 3, 2004 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2003.

/s/DELOITTE & TOUCHE LLP

Kansas City, Missouri June 29, 2004